SOFTWARE LICENSE AGREEMENT


     This  Agreement is entered into on December 19, 1997,  by and between Barry
A. Cinnamon, a individual residing at 25 Oldchester Road, Essex Fells, New Jersey 07021 ("Publisher"), and Software Publishing Corporation, a Delaware corporation with offices at 3 Oak Road, Fairfield, New Jersey 07004 ("Developer").

                                   BACKGROUND

     WHEREAS, Developer has investigated and has commenced certain development activities with respect thereto of an Internet database reporting software product tentatively entitled "Metareport" (the "Software"), and Publisher desires to develop, market, publish and distribute copies of the Software on an exclusive basis, under a name to be selected by Publisher.

     NOW THEREFORE, the parties hereby agree as follows:

     1. DEFINITIONS

     (a) Software means the Software, including any and all associated patents to the extent that the same are utilized by the Software

     (b) Software Package means a package intended for marketing and including a copy of the Software (in executable object code form only) a license agreement, and other supplementary materials, as determined in the sole discretion of Publisher.

     (c) End User means a person or entity that acquires a Software for use rather than resale or distribution.

     (d) OEM means a person or entity that acquires an interest in the Software for incorporation as a component of its product or products or as a separate product.

     2. GRANT OF LICENSE

     Developer hereby grants to Publisher the exclusive perpetual world-wide right to use, copy, modify, enhance, prepare derivative works based upon, manufacture, package, market, distribute, display, sell, lease and otherwise transfer copies of the Software under any name selected by Publisher, and not any other aspect of the Developer's Intelligent Formatting technology. Publisher may also sublicense the foregoing rights; provided, that the royalties set forth in Section 7 hereof shall apply to any such sublicense. Notwithstanding anything to the contrary set forth herein, (a) the Developer and any and all subsidiaries and affiliates of the Developer shall at all times have the right to use the Software and the Software Package internally, for its and their own accounts and benefits and (b) the Developer shall own all Software derivative works licensed to Publisher pursuant hereto. The Company will not market or sell any product which is competitive with the

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Software for two (2) years after the date hereof and the Company  shall not at any time use any Software derivative works developed by Publisher in connection with products which are competitive with the Software.

     3. DELIVERY

     Within 90 days of the date hereof, Developer shall deliver to Publisher one copy of the Software (in both source and executable object code form, to the extent available) in the Software's current form and all related documentation, plans, pre-cursor software (to the extent available), tools and modules.

     4 PRODUCT NAME

     Publisher may, in its sole discretion, select the name(s) under which the Software will be marketed (the "Product Name"). Publisher shall own all right, title and interest in and to such Product Name, and all use thereof shall inure to the benefit of Publisher. Developer shall have the right to refer to such Product Name for promotional purposes.

     5. MARKETING

     (a) Marketing Efforts. Publisher shall determine, in Publisher's reasonable discretion, the manner and method of marketing and distribution of the Software, including, but not limited to, marketing expenditures, advertising and promotion, packaging, channels of distribution and any suggested retail or other price of the Software. Publisher makes no guarantee of success regarding Publisher's efforts under this Agreement and makes no commitment whatever with respect to revenue to be achieved or Royalties to be earned from the Software.

     (b) Marketing Costs. Except as expressly set forth herein, Publisher will bear all costs of manufacturing, marketing and distributing the Software.

     (c) Right to Discontinue Marketing. Developer acknowledges that there is no assurance that the Software will be successfully introduced in the marketplace or that the Software will generate any specified amount of Royalties payable to Developer. Developer further agrees that Publisher shall have the right, in Publisher's sole discretion, to discontinue marketing and/or exploitation of any or all of the Software at any time, in which event the license granted by this Agreement shall become non-exclusive

     (d) Right to Develop and Market Similar Software. Nothing contained in this Agreement shall be construed as prohibiting Publisher from developing and marketing software which is similar in function to the Software, provided that such software is developed without infringement of Developer's trade secret and other proprietary rights.
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     6. SUPPORT FOR END USERS OR OTHERS

     Developer shall have no obligation to provide technical support to any End Users or users of the Software.

     7. ROYALTIES

     (a) Royalties. Publisher shall pay Royalties to Developer equal to:

         (1) two (2%) percent of Publisher's Net Receipts with respect to sales to End-Users; and

         (2) Fifteen (15%) of any and all consideration received by Publisher in connection with the sale, assignment, license to OEMs (i.e. other than End-Users) of this Agreement, the license granted under this Agreement or the Software in any manner, directly or indirectly, including the incremental value of any employment, consulting or non-competition agreement entered into by Publisher or any affiliate thereof with any such transferee, assignee or licensee or any affiliate thereof to the extent exceeding $250,000 per year.

     (b) Net Receipts. For purposes of this Agreement, "Net Receipts" shall mean cash or cash equivalents received by Publisher in connection with the licensing, sale or other commercial exploitation of the Software, less (i) returns and customary credits and refunds consistent with normal business practices and (ii) any federal, state or foreign sales, excise or other taxes or tariffs imposed on the Software (not including any tax based on Publisher's net income).

     (c) Payment. Within 45 days after the end of each calendar quarter, Publisher shall remit to Developer the Royalties due on Net Receipts received by Publisher during the immediately preceding calendar quarter and provide
Publisher with a written report specifying the Software shipped, sold or licensed during such quarter, the Net Receipts received by Publisher during such quarter and the calculation of the Royalties due to Developer in connection therewith.

     (d) Books and Records. Publisher agrees to maintain adequate books and records relating to the production and distribution of the Software, and the receipt of payment with respect thereto. Such books and records shall be available at their place of keeping for inspection by an independent certified public accountant chosen and paid by Developer to audit and analyze appropriate and relevant accounting records of Publisher at Publisher's premises to verity accurate and full accounting for and payment of all moneys due Developer hereunder. Any such audit shall be permitted during business hours upon three or more days' advanced written request. Developer may conduct such audit once per year in a manner so as not to unreasonably interfere with Publisher's normal business.

     (e) Demo Disks. Publisher may, in its sole discretion, prepare, manufacture
and   distribute  a  limited   version  of  the  Software  for  the  purpose  of
demonstrating  the  Software  (the

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"Demo Disk"). No Royalties will be due to Developer with respect to any use or distribution of Demo Disks.

     (f) Evaluation Copies. Publisher may, in its sole discretion, distribute copies of the Software at no charge for the purpose of demonstrating the Software or for other promotional purposes (the "Evaluation Copies"). No Royalties will be due to Developer with respect to any use or distribution of Evaluation Copies.

     8. WARRANTY BY DEVELOPER

     (a)  Authority.   Developer  represents  and  warrants  to  Publisher  that
Developer has the full right, power and authority to enter into and perform this Agreement.

     9. LIMITATION OF LIABILITY

     THE LIABILITY OF EITHER PARTY TO THE OTHER SHALL BE LIMITED TO DIRECT DAMAGES AND SHALL NOT EXCEED THE AMOUNT OF THE ROYALTIES PAID BY PUBLISHER TO DEVELOPER HEREUNDER. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUFFERED BY THE OTHER, EVEN IF IT HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     10. TERM AND TERMINATION

     (a) Term. This Agreement shall become effective on the date set forth above and shall continue until terminated by either party as set forth in this Section.

     (b) Software Not Accepted. Developer may terminate this Agreement if Publisher has not accepted the Software by March 15, 1998.

     (c) Material Breach. Either party may terminate this Agreement for any material breach of this Agreement by the other party that is not cured within 30 days of written notice.

     (d) Events on Termination. Notwithstanding termination or expiration of this Agreement for any reason whatsoever, Publisher shall have the continuing right to market and distribute the Software manufactured prior to the effective date of termination or expiration. Termination of this Agreement shall not release Publisher from its obligation to pay Developer any Royalties which accrued prior to such termination or which shall accrue to Developer after the effective date of such termination.

     (e) Right to Retain Use. No termination of this Agreement for any reason whatsoever shall limit in any way Publisher's right to use the Software for its own purposes and for the purpose of providing technical support to End Users of the Software, but Publisher may not manufacture or distribute copies of the Software except as expressly provided herein.

     (f) Sublicenses Upon Termination. Any sublicenses granted by Publisher prior to the termination of this Agreement shall survive such termination provided that continuing royalty obligations are complied with and such sublicense has been granted in accordance with this Agreement.

     11. GENERAL PROVISIONS

     (a) Assignment. This Agreement may not be assigned by Publisher or by operation of law to any other person, persons, firms, or corporation without the express written approval of Developer, which approval will not be unreasonably withheld. Notwithstanding the foregoing, Publisher may assign this Agreement to a corporation of which Publisher is a majority stockholder.

     (b) Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if delivered by hand against written receipt therefor, or forwarded by overnight courier, facsimile transmission or mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to the Publisher, to:     Barry A. Cinnamon
                                  18480 Hillview Drive
                                  Las Gatos, California 95030

     If to Developer, to:         Software Publishing Corporation Holdings, Inc.
                                  3 Oak Road
                                  Fairfield, New Jersey 07004
                                           Attn:  President

     With a Copy to:              Kaufman & Braun, LLP
                                  400 Garden City Plaza
                                  Suite 202
                                  Garden City, New York 11530

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Paragraph 11(b), to each of the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (i) on the date of delivery by hand, or by facsimile transmission, (ii) on the first business day following the date of delivery to an overnight courier or (iii) three business days following mailing by registered or certified mail.

     (c) Successors and Assigns: Holders as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement shall be deemed to impose on any of the Rightsholders any obligations to or in respect of any other Rightsholder.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

     (g) Severability: Specific Enforcement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect of any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law. Each of the parties hereto acknowledge that the other party hereto would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other parties shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

     (i) Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     (j) Force Majeure. Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes, or other disasters.

     (k) Survival of Certain Provisions. The warranties and indemnification and confidentiality obligations set forth in the Agreement shall survive the termination of this Agreement by either party for any reason.

     (h) All Amendments In Writing. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

     (i) Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first specified above.

"DEVELOPER"                                       "PUBLISHER"
SOFTWARE PUBLISHING CORPORATION                   BARRY A. CINNAMON


By: /s/ Mark E. Leininger                         /s/ Barry A. Cinnamon
  Name: Mark E. Leininger                           Barry A. Cinnamon
  Title: Vice President and Chief Operating
         Officer